Exhibit 10.1
UNITY SOFTWARE INC.
2020 EQUITY INCENTIVE PLAN
RSU AWARD GRANT NOTICE
(PRICE-VESTED UNITS)
Unity Software Inc. (the “Company”) has awarded to you (the “Participant”) the number of Price-Vested Units (“PVUs”) specified and on the terms set forth below (the “PVU Award”). Your PVU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2020 Equity Incentive Plan (the “Plan”) and the Global Restricted Stock Unit Award Agreement, including any country-specific appendices thereto (the “Appendix”), which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Global Restricted Stock Unit Award Agreement shall have the meanings set forth therein, as applicable. All references to “Restricted Stock Units” or “RSUs” and the “RSU Award” herein and in the aforementioned documents shall be understood to refer to PVUs and this PVU Award, as applicable.

Participant:
Date of Grant:
Number of Shares:
Expiration Date:
Vesting Schedule: The Participant will receive a benefit with respect to a PVU only if it vests. In order for any PVUs subject to the PVU Award to vest and be earned, each of two vesting requirements must be satisfied before the Expiration Date set forth above: (i) the applicable continued service vesting requirement specified in ATTACHMENT I hereto (the “Continued Service Requirement”) and (ii) the applicable stock price hurdle set forth in ATTACHMENT I hereto (the “Stock Price Hurdle”). Provided the Participant accepts the PVU Award, the PVUs will vest as provided herein.
Notwithstanding the foregoing, except as set forth in ATTACHMENT I hereto, vesting shall terminate upon the Participant’s termination of Continuous Service.
Issuance Schedule: Subject to Section 5 of the Global Restricted Stock Unit Award Agreement, if a PVU vests as a result of satisfaction of both applicable vesting requirements as described above, one share of Common Stock will be issued for such PVU on the first Quarterly Installment Date to occur at least one month following the applicable Vesting Date (as defined in ATTACHMENT I). “Quarterly Installment Date” means February 25, May 25, August 25 or November 25 of a given year.
Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
● The PVU Award is governed by this RSU Award Grant Notice (Price-Vested Units) (this “Grant Notice”), and the provisions of the Plan and the Global Restricted Stock Unit Award Agreement (including the Appendix), all of which are made a part of this document. This Grant Notice, the Global Restricted Stock Unit Award Agreement and the Appendix (collectively, the “Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company, unless otherwise provided in the Plan.
● You have read and are familiar with the provisions of the Plan, the Agreement and the Prospectus. In the event of any conflict between the provisions in this Agreement (including the Grant Notice, the Global Restricted Stock Unit Award Agreement and the Appendix) or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

● The Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you, in each case, that specifies the terms that should govern this PVU Award.
● You consent to receive the Agreement, the Plan, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
● Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
UNITY SOFTWARE INC. PARTICIPANT:
By:
Title:
Date:

Exhibit D
PVU Vesting Criteria
ATTACHMENT I
PRICE-VESTED UNITS
VESTING CRITERIA
The PVUs subject to the PVU Award shall vest in accordance with the following terms and conditions.
1. PERFORMANCE PERIOD.
The performance period for the Stock Price Hurdles (as defined below) shall be the seven-year period beginning on the Grant Date and ending on the 7th anniversary (the “Performance Period”).
2. VESTING TRANCHES.
(a) During the Performance Period, the Participant shall be eligible to earn PVUs based upon (i) satisfaction of the applicable continued service requirement described in Section 3 (the “Continued Service Requirement”) and (ii) satisfaction of the stock price hurdle described in Section 4 (the “Stock Price Hurdle”).

Vesting Tranche	Number of PVUs
Vesting Tranche	6.25% of PVUs
(b) Except as provided below, the PVUs subject to a Vesting Tranche shall vest on the later to occur of (i) the date on which the applicable Continued Service Requirement is satisfied and (ii) the date on which the Stock Price Hurdle is achieved, in each case, subject to Participant remaining a Service Provider through such later date (each, a “Vesting Date”).
3. CONTINUED SERVICE REQUIREMENT.
(a) One Vesting Tranche vests on each Quarterly Installment Date, starting on November 25, 2024. The “Quarterly Installment Dates” are each of February 25th, May 25th, August 25th and November 25th of a given calendar year. In order to satisfy the Continued Service Requirement, the Participant must remain in Continuous Service from the Grant Date through the applicable Vesting Tranche’s Quarterly Installment Date.
(b) Except as otherwise provided in Section 5 below, if the Participant’s Continuous Service is terminated for any reason prior to the vesting of a particular Vesting Tranche, then the PVUs subject to such Vesting Tranche shall be forfeited for no consideration, regardless of whether the Stock Price Hurdle had been satisfied with respect to such Vesting Tranche.
4. STOCK PRICE HURDLE.
(a) The Stock Price Hurdle for a particular Vesting Tranche shall be achieved if, during the Performance Period, the Closing Share Price during a period of 20 consecutive trading days exceeds $20.00 (the “Stock Price Hurdle”). “Closing Share Price” means, with respect to a share of the Company’s Common Stock, for any day, (i) the closing sale price on the New York Stock Exchange as reported by The Wall Street Journal (or, if not reported thereby, any other authoritative source) or (ii) if the Company’s Common Stock is not listed on the New York Stock Exchange or quoted or admitted to trading on any national securities exchange, the average of the closing bid prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.
(b) Except as otherwise provided in Section 5 below, if the Stock Price Hurdle is not achieved on or prior to the last day of the Performance Period, the PVUs subject to such Vesting Tranche shall be forfeited for no consideration.

5. TERMINATION OF EMPLOYMENT.
(a) In general, upon a termination of the Participant’s Continuous Service for any reason (other than due to the Participant’s death or as provided in Section 6 below), any PVUs that have not vested as of such termination date shall be forfeited for no consideration.
(b) Notwithstanding the foregoing, upon a termination of the Participant’s Continuous Service due to the Participant’s death, with respect to any Vesting Tranche for which the applicable Stock Price Hurdle has been achieved, but for which the Continued Service Requirement has not been satisfied, prior to the termination date, the Continued Service Requirement shall be deemed satisfied as of the termination date.
6. CHANGE IN CONTROL.
(a) In the event that a Change in Control (as defined in the Company’s Key Employee Severance Plan (the “Key Employee Severance Plan”)) occurs during the Performance Period, the PVUs will be eligible to vest following the Change in Control subject only to the Continued Service Requirement, but only to the extent that (i) the Stock Price Hurdle for such Vesting Tranche has been satisfied prior to the date of such Change in Control or (ii) the Per-Share Transaction Price exceeds the Stock Price Hurdle for such Vesting Tranche in connection with such Change in Control, without regard to the 20 consecutive trading day requirement set forth in Section 4(a) (any such Vesting Tranche that satisfies the Stock Price Hurdle prior to or in connection with such Change in Control, an “Eligible Vesting Tranche”). For the avoidance of doubt, any Vesting Tranche that is not an Eligible Vesting Tranche shall be forfeited without consideration as of the date of such Change in Control. For purposes of the foregoing, “Per-Share Transaction Price” means the per-share amount payable or available for distribution to holders of Common Stock in connection with the Change in Control, as determined in the Board’s sole and absolute discretion.
(b) In the event that the Participant experiences a Qualified Termination Event during the Change in Control Period (each term as defined in the Key Employee Severance Plan , any Eligible Vesting Tranche shall become fully vested as of the date of such Qualified Termination Event (as defined in the Key Employee Severance Plan).